Exhibit 99.23

SPRINT NEXTEL CORPORATION

SPRINT HOLDCO, LLC

6200 Sprint Parkway

Overland Park, Kansas 66251

June 8, 2012

To the Persons Listed on Exhibit A Hereto

Re: Notice and Election under Section 2.13(j) of the Equityholders’ Agreement

Ladies and Gentleman:

Reference is made to (i) the Equityholders’ Agreement (the “Equityholders’ Agreement”), dated as of November 28, 2008, by and among Clearwire Corporation (the “Company”), Sprint HoldCo, LLC (“Sprint HoldCo”), Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC and Sprint Nextel Corporation (“Sprint Nextel”), as amended by Amendment to Equityholders’ Agreement, dated as of December 8, 2010 and (ii) the surrender to the Company by Sprint HoldCo of 77,413,434 shares of Class B Common Stock (the “Surrendered Shares”), without surrender or termination of the corresponding Clearwire Communications Class B Common Interests, on June 1, 2011 pursuant to Section 2.13(j) of the Equityholders’ Agreement and the notice from Sprint Nextel and Sprint HoldCo dated June 1, 2011 in accordance therewith (the “Share Surrender”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Equityholders’ Agreement.

Sprint HoldCo hereby notifies you that, pursuant to Section 2.13(j) of the Equityholders’ Agreement and effective immediately, it revokes the Share Surrender in full (the “Revocation”). In furtherance of the Revocation, Sprint HoldCo directs that the Company issue a new stock certificate (the “New Stock Certificate”) in the name of Sprint HoldCo representing 77,413,434 shares of Class B Common Stock in exchange for the payment by Sprint HoldCo of $7,741.34, which is the aggregate Par Value of the Surrendered Shares to be reissued and which is being sent by wire transfer on the date hereof in accordance with wire instructions provided by the Company. The New Stock Certificate may be sent to the attention of Monika Roth at King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036. Notwithstanding the foregoing, the Revocation is effective immediately upon the delivery of this notice and election by Sprint HoldCo and Sprint Nextel and without any further action by Sprint HoldCo, Sprint Nextel, the Company or any other Equityholder.

Sprint HoldCo and Sprint Nextel reserve all of their other rights under the Equityholders’ Agreement, including, without limitation, their rights pursuant to Section 2.13 thereof.

Very truly yours,

SPRINT NEXTEL CORPORATION

By:	/s/ Charles R. Wunsch
Name: Charles R. Wunsch
Title: General Counsel and Corporate Secretary

SPRINT HOLDCO, LLC

By:	/s/ Charles R. Wunsch
Name: Charles R. Wunsch
Title: President

Exhibit A

Clearwire Corporation

4400 Carillon Point

Kirkland, Washington 98033

Attention: Chief Executive Officer

Facsimile No.: (425) 216-7097

Clearwire Corporation

4400 Carillon Point

Kirkland, Washington 98033

Attention: General Counsel

Facsimile No.: (425) 216-7766

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Michael J. Egan

Facsimile No.: (404) 572-5100

Eagle River

2300 Carillon Point

Kirkland, WA 98033

Attention: Chief Executive Officer

Facsimile No: (425) 828-8061

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: Chief Financial Officer

Facsimile No.: (215) 286-1240

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: General Counsel

Facsimile No.: (215) 286-7794

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: David L. Caplan

Facsimile No.: (212) 450-3800

Time Warner Cable Inc.

60 Columbus Circle

New York, NY 10023

Attn.: General Counsel

Facsimile No.: (704) 973-6201

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn: Matthew W. Abbott

          Robert B. Schumer

Facsimile No.: (212) 757-3990

c/o Bright House Networks, LLC

c/o Advance/Newhouse Partnership

5000 Campuswood Drive

East Syracuse, NY 13057

Attn: Leo Cloutier

Facsimile No.: (315) 438-4643

Sabin, Bermant & Gould LLP

Four Times Square

New York, NY 10036

Attn: Arthur J. Steinhauer, Esq.

Facsimile No.: (212) 381-7218

Intel Corporation

2200 Mission College Blvd., MS RN6-65

Santa Clara, California 95054-1549

Attention: President, Intel Capital

Facsimile No.: (408) 765-8871

Intel Corporation

2200 Mission College Blvd., MS RN6-59

Santa Clara, California 95054-1549

Attention: Intel Capital Portfolio Manager

Facsimile No.: (408) 653-6796

Intel Corporation

2200 Mission College Blvd., MS RN4-151

Santa Clara, California 95054-1549

Attention: Intel Capital Group General Counsel

Facsimile No.: (408) 653-9098

Intel Corporation

2200 Mission College Blvd., MS RN5-125

Santa Clara, California 95054-1549

Attention: Director, U.S. Tax and Trade

Facsimile No.: (408) 765-1733

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

Attention: Gregory T. Davidson

Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Paul S. Issler

Facsimile No.: (213) 229-6763